CONTACTS: Media Inquiries

     Lin Cummins
               (248) 435-7112
     linda.cummins@arvinmeritor.com

          Investor Inquiries
               Terry Huch

               (248) 435-9426

     terry.huch@arvinmeritor.com

ARVINMERITOR NOTIFIED BY NYSE OF NON-COMPLIANCE WITH
A LISTING STANDARD

TROY, Mich., (March 20, 2009) ArvinMeritor, Inc. (NYSE: ARM) today announced that on March 17, 2009, the company was notified by the New York Stock Exchange, Inc. (the “NYSE”) that it has fallen below NYSE’s continued listing standard related to total market capitalization and stockholders’ equity. The NYSE requires that the average market capitalization of a listed company not be less than $75 million over a consecutive 30 trading-day period, when, at the same time, stockholders’ equity is less than $75 million.

     On March 20, 2009, the company notified the NYSE of its intent to cure this deficiency and to submit a plan to the NYSE, within the required 45 day period, to demonstrate its ability to achieve compliance with the continued listing standards. Under NYSE rules, if the NYSE accepts ArvinMeritor’s plan, the company has 18 months from the date of the NYSE notice to cure this deficiency before the NYSE initiates suspension and delisting procedures. If the company is not compliant by that date, its common stock will be subject to suspension and delisting by the NYSE.

     Under the NYSE rules, ArvinMeritor’s common stock will continue to be listed on the NYSE during the cure period, subject to compliance with other NYSE continued listing requirements.

     ArvinMeritor’s business operations, credit agreement and other debt obligations are not affected by this notification.

About ArvinMeritor

     ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company marks its centennial anniversary in 2009, celebrating a long history of ‘forward thinking.’ The company serves commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, and light vehicle manufacturers. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company's Web site at: http://www.arvinmeritor.com/.

Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions.  There are risks and uncertainties relating to whether the NYSE will approve our plan to meet compliance with listing requirements. In addition, actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions, including the recent global economic crisis; whether our liquidity will continue to be affected by declining vehicle production volumes in the future; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the demand for commercial, specialty and light vehicles for which the company supplies products; timing and certainty as to completion and terms of any dispositions of the Body Systems and Chassis businesses of ArvinMeritor’s LVS business; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and sharply rising cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability and warranty and recall claims; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.